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                                                                  EXHIBIT 10.21

                          CARDIAC PATHWAYS CORPORATION

                              CONSULTING AGREEMENT


         This Agreement (the "Agreement") is made by and between Cardiac Pathways Corporation (the "Company") and Earle Canty (the "Consultant") as of September 1, 1998.

         1. SERVICES. The Consultant shall provide to the Company the services set forth in Paragraph 1 of Exhibit A in accordance with the terms and conditions contained in this Agreement. The manner and means by which Consultant chooses to complete the Projects are in consultant's sole discretion and control. Consultant agrees to exercise the highest degree of professionalism, and utilize its expertise and creative talents in achieving such Projects. The Company will make its facilities, equipment and personnel available to Consultant when necessary. Consultant shall perform the services necessary to achieve the Projects in a timely manner consistent with industry standards at a location, place and time which the Consultant deems appropriate.

         2. TERM. Unless terminated in accordance with the provisions of Paragraph 7 hereof, the services provided by the Consultant to the Company shall be performed during the period set forth in Paragraph 2 of Exhibit A or up to completion of the project as described in Paragraph 2 of Exhibit A. The Consultant shall coordinate his work efforts and report his progress regularly to the individual set forth in Paragraph 3 of Exhibit A.

         3. PAYMENT FOR SERVICE RENDERED. For providing the consulting services as defined herein, the Company shall deliver to the Consultant the consideration described in Paragraph 4 of Exhibit A. The Company shall reimburse the Consultant for all reasonable expenses provided the Company has approved the expenses in advance and in writing.

         4. NATURE OF RELATIONSHIP. The Consultant is an independent contractor. The Consultant will not act as an agent nor shall be deemed and employee of the Company for the purposes of any employee benefit program, income tax withholding, FICA taxes, unemployment benefits, or otherwise. As an independent contractor, the Company will not withhold or make payments for state of federal income tax or social security; make unemployment insurance or disability insurance contributions; or obtain workers compensation insurance on Consultant's behalf. The Company will issue Consultant a 1099 form with respect to Consultant's consulting fees. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self employed individuals, including obligations such as payment of quarterly taxes, social security, disability and other



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contributions based on the fees paid to Consultant, its agents or employees under this Agreement. Consultant hereby indemnifies and defends the Company against any and all such taxes or contributions. Consultant will not receive any employee benefits such as paid holidays, vacations, sick leave or other such paid time off, or participate in company-sponsored health insurance or other employee benefit plans. The Consultant shall not enter into any agreement or incur obligations on the Company's behalf, or commit the Company in any manner without the Company's prior written notice.

         5. CONFIDENTIALITY.

         (a) The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone either during the term of this Agreement or thereafter any of the Company's trade secrets or other proprietary data or information of any kind whatsoever acquired by the Consultant. The Consultant further agrees that upon completion or termination of this Agreement, he will turn over to the Company any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of the Agreement, However, the Consultant may keep one copy of such material for archival purposes. The confidentiality obligations of the Consultant thereunder shall survive for a period of five (5) years.

         (b) The Consultant represents that his performance of the terms of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence proprietary information and trade secrets acquired in confidence or in trust prior to his consulting relationship with the Company. The Consultant will not disclose to the Company or induce the Company to use, any confidential or proprietary information or material belonging to any third party.

         (c) The Consultant represents that he is not presently retained by any entity that manufactures or sells products competitive with those of the Company and he agrees that he will not accept such retention during the term of this Agreement without prior written approval of the Company.

         6. INVENTIONS.

         (a) The Consultant shall promptly and fully disclose to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets or other intellectual property conceived, developed or reduced to practice by the Consultant during the term of the Agreement and in any way relating to (1) the actual or anticipated research and development of the Company, or (2) the services performed by the Consultant under this Agreement (the "information"). The Consultant shall treat all of the information as the proprietary property of the Company. The Consultant agrees to assign, and does hereby assign, to the Company and its successors and assigns, without further



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consideration, the Consultant's entire right, title and interest in and to the
Information whether or not patentable or copyrightable. The Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights related to the information. The parties acknowledge that all original works of authorship which are made by the Consultant within the scope of his consulting services which are protectable by copyright are "works made for hire", as that term is defined in the United States Copyright Act (17 USCA Section 101).

         (b) The Consultant shall specifically describe and identify in Exhibit A to this Agreement and all technology (i) which the Consultant intends to use in performing under this Agreement (ii) which is either owned solely by the Consultant or licensed to the Consultant with a right to sublicense, and (iii) which is existence in the form of a writing or working prototype prior to the effective date of this Agreement (Background Technology"). The Consultant hereby grants to the Company a non-exclusive, royalty-free and worldwide right to use and sublicense the use of any Background Technology for the purpose of developing and marketing the Company's products, but not for the purpose of marketing any Background Technology separate from the Company's products.

         (c) The Consultant warrants that he has good and marketable title to all of the Information and that the Information shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Information arising out of any trade secret, copyright or patent. The Consultant shall indemnify, defend and hold harmless the Company and its officers, agents, directors, employees, and customers from and against any claim, loss, judgment or expense (including reasonable attorney's and expert witnesses' fees and cost) resulting from or arising in any way out of any such claims by any third parties which are based upon or are the result of any breach of the warranties contained in the Section 6.

         7. TERMINATION. Either party may terminate this Agreement in whole or part at its convenience upon 30 days written notice to the other party. Such termination shall be effective in the manner and upon the date specified in said notice and shall be without prejudice to any claims which one party may have against the other. In the event of such termination the Company shall be obligated to reimburse the Consultant for services actually performed by the Consultant up to the effective date of termination. Termination shall not relieve the Consultant of his continuing obligation under this Agreement, including without limitation the requirements of Paragraphs 5 and 6 above.

         8. MISCELLANEOUS.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Federal and State courts



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within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. The parties consent to personal jurisdiction of the Federal and State courts within California and service of process being effective by registered mail sent to the address set forth at the end of this Agreement.

            (b) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the partied hereto. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

            (c) This Agreement, including the exhibit attached hereto and made a part thereof, constitutes and expresses the entire agreement and understanding between the parties. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document. The provisions of Paragraphs 5 and 6 shall survive the termination of this Agreement. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

            (d) The Consultant may not subcontract all or any part of the services to be provided hereunder without the prior written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CARDIAC PATHWAYS CORPORATION
a Delaware Corporation

David W. Gryska                                EARLE CANTY

By:  /S/ David W. Gryska                       /s/ Earle Canty
     --------------------------------          --------------------------------
     Title: Chief Financial Officer            Signature

                                               --------------------------------
                                               Social Security Number

995 Benecia Avenue                             --------------------------------
Sunnyvale, CA 94086                            Street Address
408-737-0505                                   --------------------------------
408-737-1700 FAX                               City, State, Zip Code
                                               --------------------------------




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                          CARDIAC PATHWAYS CORPORATION
                              CONSULTING AGREEMENT
                                    EXHIBIT A


NAME OF CONSULTANT: Earle Canty

1.    DESCRIPTION OF CONSULTING SERVICES:

      -     Regulatory Consulting for a minimum of 20 hours per week.

2.    TERM OF AGREEMENT:

      6 months

3.    COMPANY CONTACT:

      Bill Starling or Debra Echt or other individuals Bill Starling may designate.

4.    CONSIDERATION FOR SERVICES:

      Consideration: Consultant will be paid $2,000 week (rate of $100 per hour). It is expected that consultant will provide the Company no less than 80 hours of consulting per month. Company guarantees the Consultant at least 80 hours of consulting fees per month. To the extent the Consultant provides less than 80 hours of work the unused hours will be carried forward to the next month. To the extent the Consultant works more than 80 hours per month and there are no unused credits the consultant will be paid at a rate of $100 per hour.

      Method of Payment and Accounting: The payments for the Consultant will be processed every 10 days in increments of $2,000 (i.e. consulting for the first week of the month will be paid by the 17th.) On the 5th day of the following month the Consultant shall provide the Company (Bill Starling) a detailed statement of consulting hours (i.e. hours by day and project).



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